MULTICELL TECHNOLOGIES SIGNS WORLDWIDE EXCLUSIVE LICENSE AGREEMENT WITH CORNING INCORPORATED

Corning to Use Cell Lines for Assay Development, Biomarker Identification and ADME/Tox Applications

Wednesday, October 10, 2007

Rhode Island--(PR NEWSWIRE)--MultiCell Technologies, Inc. (OTCBB:MCET - News), entered into a worldwide exclusive license and technology purchase agreement with Corning Incorporated of Corning, NY concerning the Company’s Fa2N-4 immortalized adult human liver cell lines.

Corning paid MultiCell a license fee, and has agreed to purchase certain inventory and equipment related to MultiCell’s Fa2N-4 cell line business, hire certain MultiCell scientific personnel, and pay for access to MultiCell’s laboratories during transfer of the Fa2N-4 cell lines to Corning.

MultiCell will retain and continue to support all of its existing licensees, including Pfizer, Bristol-Myers Squibb, and Eisai. MultiCell retains the right to use the Fa2N-4 cells for use in applications not related to drug discovery or ADME/Tox assays. MultiCell also retains rights to use the Fa2N-4 cell lines and other cell lines to further develop its Sybiol® liver assist device, to produce therapeutic proteins using the Company’s BioFactories™ technology, to identify drug targets and for other applications related to the Company’s internal drug development programs.

“We are pleased to partner with Corning in the drug discovery assay tools, ADME/Tox and biomarker segments. MultiCell’s focus is on using our therapeutic antibody and Toll-like receptor (TLR) technologies to develop new drug candidates, and to advance our lead drug candidate, MCT-125, for the treatment of primary MS-related fatigue,” said Jerry Newmin, Chairman of the Board of MultiCell Technologies.

The foregoing events are further described in a Current Report on Form 8-K that Multicell Technologies filed on October 10, 2007 with the Securities and Exchange Commission.

About MultiCell Technologies, Inc.

MultiCell Technologies, Inc. is a biopharmaceutical company committed to the development of new drug candidates and whose current drug candidates include:

•	MCT-125 for the treatment of primary fatigue in MS patients.

•	MCT-175 for the treatment of relapsing-remitting MS.

•	MCT-465 for the treatment of TLR3 positive breast cancers.

•	MCT-475 for the treatment of TLR3 positive cervical cancers.

For more information about MultiCell Technologies, please visit http://www.multicelltech.com

Caution Regarding Forward-Looking Statements

Any statements in this press release about MultiCell's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). These statements are often, but not always, made through the use of words or phrases such as "believe," "will," "expect," "anticipate," "estimate," "intend," "plan," "forecast," "could," and "would." Examples of such forward looking statements include statements regarding the timing, design, scope, and anticipated results of our clinical development of MCT-125, statements regarding selling, using or developing the FA2N-4 cell line and MultiCell’s identification of new drug targets. MultiCell bases these forward-looking statements on current expectations about future events. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to, the risk that we might not achieve our anticipated clinical development milestones, receive regulatory approval, or successfully commercialize MCT-125 as expected, the market for our products will not grow as expected, and the risk that our products will not achieve expectations. For additional information about risks and uncertainties MultiCell faces, see documents MultiCell files with the SEC, including MultiCell's report on Form 10-KSB for the fiscal year ended November 30, 2006, and all our quarterly and other periodic SEC filings. MultiCell claims the protection of the safe harbor for forward-looking statements under the Act and each assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.

Contact:

MultiCell Technologies, Inc.
Jerry Newmin, Chairman
(401) 333-0610
Or email
MCETInvestor@MultiCelltech.com